EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

World Gaming Plc and Subsidiaries

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-70056) of World Gaming plc of our audit report dated June 14, 2006, which is part of and relates to the consolidated financial statements contained in this Form 20-F, and all references to our firm included in this Form 20-F.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

July 1, 2006